Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Techpoint, Inc.

San Jose, California

We hereby consent to the incorporation by reference in the Registration Statement Form S-8 (Nos. 333-254223, and 333-235950, 333-229234, 333-224014 and 333-221096 ) of Techpoint, Inc. of our report dated March 11, 2022, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

San Jose, California

March 11, 2022